U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                            SERVICES RATED HERE, INC.
                           --------------------------
                 (Name of small business issuer in its charter)


          Nevada                           7373                 91-2110612
 (State of jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                   690 Berkmar Circle, 3rd Floor, Charlottesville, Virginia 22901 (804) 220-3450 (Address, including zip code and telephone number of registrant's principal executive offices)

Approximate date of proposed distribution to the public: As soon as practicable after this registration statement becomes effective.

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

  Title of each                                                    Proposed             Proposed
     class of            Amount of          Dollar Amount           maximum              maximum             Amount of
  securities to      securities to be     to be registered      offering price          aggregate         registration fee
  be registered         registered                                 per share         offering price
==================  ===================  ===================  ===================  ===================  ====================
   Common Stock         21,404,191           $214,041.91             $0.01             $214,041.91             $53.51
==================  ===================  ===================  ===================  ===================  ====================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Preliminary Prospectus dated August 20, 2001

                            SERVICES RATED HERE, INC.
               21,404,191 shares of $0.001 par value common stock
                                [GRAPHIC OMITTED]

                                 $0.01 per share

The Offering:

                                  Per Share            Total
                                  -----------    ------------
Public Price                          $0.01      $214,041.91
                                  -----------    ------------
Underwriting                          $0.00            $0.00
Discounts/
Commissions(1&2)
                                  -----------    ------------
Proceeds to SRH                       $0.01      $198,659.00
                                  -----------    ------------

This offering will register 19,865,900 shares of common stock for sale to the public at $0.01 per share and 1,538,291 shares of common stock for Axia Group, Inc., a portion of which will be distributed to its shareholders, on a pro-rata basis, at no cost. There may be a possible tax impact to recipients of shares in this offering. See "Plan of Distribution" at page 13.

--------------------------------------------------------------------------------


1 We are not using an underwriter for the distribution.
See "Plan of Distribution."

2The commissions shown do not include legal, accounting, printing and related costs incurred in connection with the offering, which will be payable by us. We estimate these expenses to be $40,950.00.



Services Rated Here, Inc., a Nevada corporation, is an Internet Information Service "start-up," currently in the early stages of developing its products.

On completion of development efforts, we expect to operate an Internet website designed to help consumers find products and services by providing an improved Internet directory service.

Our service will be free to consumers. We expect to generate revenues from the sales of advertising and marketing related services to businesses.

This document describes the registration of our securities for sale to the public and for distribution to Axia Group, Inc., and its shareholders and provides an overview of our business plan and a discussion and analysis of our financial condition.
                                -----------------

There is no public market for Services Rated Here, Inc's securities and there can be no assurance given that any such market will develop.

Our securities involve a high degree of risk. Please carefully read and consider the section on "Risk Factors," beginning on Page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not distribute these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      Inside front cover page of prospectus

                            Services Rated Here, Inc.
                  Offering of 21,404,191 shares of common stock
                                 ---------------


                                TABLE OF CONTENTS
                                                                            Page
Summary  .....................................................................4

SECTION I: OUR SECURITIES
--------------------------

     Summary of Selected Financial Information  ..............................5
     Risk Factors  ...........................................................6
     Use of Proceeds  .......................................................11
     Determination of Offering Price  .......................................12
     Dilution  ..............................................................12
     Selling Security Holders  ..............................................13
     Plan of Distribution  ..................................................13
     Legal Proceedings ......................................................15
     Directors, Executive Officers, Promoters &
          Control Persons  ..................................................16
     Security Ownership of Certain Beneficial
          Owners and Managers  ..............................................16
     Description of Securities ..............................................17
     Interest of Named Experts and Counsel  .................................17
     Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities.....................18
     Certain Relationships and Related Transactions..........................18
     Reports to Security Holders.............................................19

SECTION II: OUR BUSINESS PLAN
------------------------------

     Description of Business ................................................20

SECTION III: OUR FINANCIAL CONDITION
------------------------------------

     Management's Discussion and Analysis of
          Financial Condition & Results of Operations  ......................28
     Description of Property ................................................29
     Market for Common Equity and Related Transactions.......................30
     Executive Compensation .................................................30
     Changes in and Disagreements with Accountants or Accounting and Financial Disclosure...........................................31
     Financial Statements  .................................................F-1








                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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



                          First page of the prospectus
                                     SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements, and related notes appearing elsewhere in this prospectus. We urge you to read the entire prospectus carefully, especially the risks involved in owning our common stock as discussed under "Risk Factors."

Introduction to Our Business and This Document

Services Rated Here, Inc., was organized under the laws of the State of Nevada on February 23, 2001. (For brevity sake, we refer to Services Rated Here, Inc., as "SRH," "we," and "our.") Our executive offices are located at 690 Berkmar Circle, 3rd Floor, Charlottesville, Virginia 22901, telephone (804) 220- 3450. Our registered statutory office is located at 711 South Carson Street, Suite 1, Carson City, Nevada 89701. SRH is an early development stage business, formed for the purpose of creating and operating an Internet-based information service. We anticipate acquiring only one asset, that being the value attached to the development of proprietary software and database that forms the basis of our website-based service.

Our goal in developing our proprietary software and database is to help consumers more easily use the Internet to find certain types of information. We believe there is an unsatisfied consumer need for usable Internet-based information. Currently, consumers can search the Internet for information on products and businesses through Internet search engines, such as Yahoo.com, and through directory services, such as YellowPages.com. Compared to pre-Internet methods of finding information, the Internet is both revolutionary and chaotic. The problem is, all too often, Internet searches produce daunting levels of detail, with little help in filtering through the masses of data delivered. Creating usable information is the next step in the development of Internet information services. With our service, we believe consumers will be able to more easily find suppliers of businesses and services than has ever been possible. Our service should standout for two reasons:

         o Our database will contain more usable information than is available from existing services, combining in one-source data typically found in multiple web-based sources.

         o Our company listings will be rated, adding a method for consumers to evaluate businesses.

These features should allow consumers to more easily locate companies and to make better informed purchase decisions by helping users filter through search results to find the most, or avoid those least, appropriate and reputable companies with which to do business. To the degree to which we are able to help consumers more easily find businesses, and to attract consumers to use our website, we should attract advertisers from whom we will receive our revenues. We expect to offer our services to the public within the next eighteen-months.

This document presents three-types of information about our business. The first section describes our securities and discusses risks associated with ownership of those securities. The second section describes our business plans and expectations. The last section discusses our financial condition and funding plans and provides our financials statements. Please carefully review the information in each of these sections.

                            SECTION I: OUR SECURITIES

                                  THE OFFERING

Securities Offered                   21,404,191 shares of common stock.

Shares of Common Stock Outstanding   Before offering  ................15,538,291
                                     After offering...................35,404,191

                                        SUMMARY OF SELECTED FINANCIAL DATA

                                                         Year-to-Date through
                                                            June 30, 2001
                                                                 (Audited)
STATEMENT OF OPERATIONS DATA
Revenue                                                                 $0
                                                            --------------

Cost of Operations:
     General and Administrative                                     17,296
                                                            --------------
     Total Operating Costs                                         $17,296

Operating Loss                                                     $17,296
                                                            --------------

BALANCE SHEET DATA

Current Assets
     Cash-On-Hand                                                   33,954
                                                            --------------
     Total Current Assets                                          $33,954

Fixed Assets
     Total Fixed Assets                                                 $0
                                                            --------------
Total Assets                                                       $33,954
                                                            --------------

Current Liabilities
     Notes Payable                                                  36,250
                                                            --------------
     Total Current Liabilities                                     $36,250
                                                            --------------

Shareholder Equity
     200,000,000 shares of common stock
     Authorized at $0.001 par value.
     15,538,291 shares issues                                      $15,000
     Retained Earnings                                             (17,296)
                                                            --------------
Total Shareholder Equity                                           $(2,296)
                                                            --------------

Income (Loss) per common share
     Net income (loss) per weighted average
    common share outstanding                                       $0.0012

     Weighted average number of common                          15,538,291
     shares outstanding

                                  RISK FACTORS

The securities to be distributed in connection with this offering are highly speculative in respect to any valuation and are subject to certain risks that may impact any future prospect of value. Given this possibility, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus. Any of these risks could adversely effect our business, financial condition and results of operations, and could cause a complete loss of value for the securities offered.

Risks Related to SRH's Business

1. SRH has generated no revenues to date, and there is substantial doubt about our ability to continue as a going concern.


All shareholders should be aware of the risk that our company is a start-up and has generated no revenues to date. It currently faces an extreme cash shortage, has no product that has been offered to the public, does not expect to offer a product within the next fifteen-months, and, therefore, does not expect to generate revenues for at least the next fifteen-months.

2. SRH has incurred losses since our inception on February 23, 2001 and expects losses to continue for the foreseeable future.


We are in the extreme early stages of development and could fail before implementing our business plan. We are a "start up" venture that will incur net losses for the foreseeable future. We will likely incur additional expenses before we can become profitable. We are a relatively young company that lacks an operating history and, therefore, has no history of earnings or profit. There is no assurance that we will become profitable or be able to operate profitably in the future or provide a return on investment in the future.

3.   SRH may encounter cash flow and liquidity problems.


Over the next eighteen-months, we expect to accrue considerable operating losses in developing our software and database service. Our financing plan relies on raising operating capital under this offering. There is no assurance that we will be able to raise funds to meet our planned financial needs, creating the potential for a serious cash shortfall.

Ultimately, our operations will involve the operation of a website which combines a free consumer site where consumers can look for a business or service and a directory site where businesses can advertise their products and services. Customers will have the opportunity to click on to a business and have access to customer rating of the products and services of that business. The success of our business depends upon the ability of SRH to obtain sufficient advertisers to provide a meaningful cross section of available products and services to consumers to lure them to our website. Customer use of our website and trafficking of our customers with advertisers is necessary to maintain the business of our advertisers and to allow us to obtain additional advertisers in the future. There can be no assurance that SRH will be successful in generating advertisers for our website, that consumers will visit our website, or that we will be able to maintain a sufficient base of continuing and new advertisers to allow us to become profitable. We may immediately or at some future point experience cash flow shortages. SRH's cash flow, results of operations and asset value would be adversely affected if SRH is unable to generate enough advertising customers to allow the website to operate at a profit.

4.   SRH may encounter problems in developing internet technologies.


Our business plan requires that we develop Internet-based client-server software that will allow Internet users to access information stored in our database. Some level of consumer usage of our website is necessary for our service to become, and remain, commercial viability. The Internet is an evolving technology. There is no assurance that the technologies on which we implement our software designs will receive, or continue to receive, market acceptance needed for our service to be commercially viable. Moreover, there is no assurance that our software, once implemented, will be able to support acceptable levels of consumer usage for our service to be commercially viable.

5. SRH will need new funding which may not be available in order to fully execute our business plan.


The long term implementation of our business plan will depend upon our ability to raise new funding. No commitments to provide new funding have been made by management or shareholders. We have not investigated the availability, source or terms that might govern the procurement of new funding. When new funding is needed, there is no assurance that funds will be available from any source or, if available, that funds can be obtained on terms acceptable to SRH. Should we be unable to obtain new funding, our operations could be severely limited.

6. Shareholders must rely on the abilities of untried management for all decisions. SRH has no employment agreement with management and they spend only part-time on our business. If any managers leave, their loss may adversely affect our ability to operate.

Three-people serve as officers and directors. We will be heavily dependent upon their entrepreneurial skills and experience to implement our business plan and may, from time to time, find that their inability to devote full time and attention to our affairs will result in delay(s) in progress towards the implementation of our business plan or in a complete failure to implement our business plan. Moreover, we do not have an employment agreement with any of the officers or directors and as a result, there is no assurance that they will continue to manage our affairs in the future. Further, we have not obtained "key person" life insurance policy on them, and to date we have not compensated them for their services. As a result, we could lose the services of one or more of our officers and directors, or one or more of them could decide to join a competitor or otherwise compete directly or indirectly with us, which could have a significant adverse effect on our business. The services of these officers and directors could be difficult to replace. These officers and directors will devote only such time to the affairs of SRH as deemed appropriate.

SRH currently has no full time employees. Management of SRH expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees at present. The need for employees, and their availability, will be addressed at the conclusion of this business plan period, eighteen months from now.

7. SRH's officers and directors have no experience in the business of online information services and may make poor business decisions which may adversely affect our business.

Our current officers and directors have no experience in Internet information service businesses. As a result, we will likely need to rely on others who understand the business of Internet information service. Because of lack of experience in this line of business, we may overestimate the marketability of our products and may underestimate the costs and difficulties associated with selling and distributing our product. Any such unanticipated costs or difficulties could prevent us from fully implementing our business plan, thereby limiting prospective revenue.

8. SRH's ability to create a customer base and sales depends on the continuing contribution of officers and directors and SRH's ability to attract and retain other qualified employees.

We may be unable to retain our present officers and directors or attract and retain other highly qualified employees in the future due to the intense competition for qualified personnel. If we were to lose the services of our present officers and directors, we might not be able to establish and increase our customer base and sales. Competition for personnel is intense, and qualified sales and marketing personnel are likely to remain a limited resource for the foreseeable future. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult. We may not be able to hire the necessary personnel to implement our business plan, or we may need to provide higher compensation to such personnel than we currently anticipate. If we fail to attract and retain sufficient numbers of highly qualified employees, we may be unable to attract customers and initiate sales.

9.   SRH will compete with numerous other companies.

The market for Internet business is extremely competitive and highly fragmented. This is particularly true of companies providing advertising and business listing and rating services. There are no substantial barriers to entry, and SRH expects that competition will continue to intensify. SRH believes that the primary competitive factors determining success in this market are a reputation for reliability and service, access speed, effective customer support, pricing, creative marketing, easy-to-use software, consumer friendly access and geographic coverage. Other important factors include the timing of introductions of new products and services and industry and general economic trends. There can be no assurance that SRH will be able to compete successfully against current or future competitors or that competitive pressures faced by SRH will not materially adversely affect its business, financial condition and results of operations.

10. SRH will compete with other online advertising websites and may not achieve the customer base necessary to become or remain profitable.


The online advertising market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. We compete with a variety of other companies, including traditional yellow page and directory type online service providers, the online retail initiatives of several traditional advertising providers, and numerous other companies. Many of our potential competitors have longer operating histories, larger customer or user bases, greater recognition and significantly greater financial, marketing and other resources. In addition, an online advertising or directory service provider may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive sales and marketing policies and devote substantially more resources to website and systems development. Increased competition may result in reduced operating margins and loss of market share.

11.  Government regulation could adversely affect SRH's business.

SRH is subject to federal, state and local laws regulating the Internet. While there are currently few laws specifically directed toward online services, due to the increasing popularity and use of the Internet and online services, it is possible that additional laws and regulations may be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy might also be applied to the Internet. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. One or more states may attempt to impose such regulations upon SRH in the future, which could possibly harm SRH's business.

Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. Such new laws or regulations may cover issues such as content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. SRH cannot predict the impact, if any, that any future regulatory changes or development may have on its business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on SRH's business, financial condition and results of operations.

12. SRH's current attempts to comply with laws and governmental regulations may be costly.


We cannot be certain that our attempts to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods and adverse publicity. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price. Our efforts to comply with existing laws and regulations may be costly and may force us to change our business strategy, which may not be successful. We cannot promise that we will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting our business plan.

Risks Related to Investment in SRH Securities

13. SRH's common stock has no prior market, and prices may decline after the offering.


There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a shareholder finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a shareholder may be unable to sell or otherwise realize any of the value invested in our stock.

14. Shareholders may face significant restrictions on the resale of company stock due to state blue sky laws.


Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of shareholders to sell, and on purchasers to buy, our securities.

Accordingly, shareholders should consider the secondary market for our securities to be a limited one. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

15. Shareholders may face significant restrictions on the resale of SRH stock due to federal regulations of penny stock.


You should be aware that there has been no market for our securities and there is no assurance that an active market will develop. No broker-dealers act as market makers for our stock and our securities have not been registered for sale in any state. Therefore, you may be unable to sell our securities without registering, or otherwise qualifying for sale, within your specific state.

In the event that we do register our securities for sale and acquire a broker-dealer as a market maker, our securities would differ from many stocks, in that it would likely be a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our securities would probably constitute "penny stock" within the meaning of the rules, the rules would apply to Services Rated Here, Inc. and its securities. The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Shareholders in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, shareholders may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Shareholders may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:


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



          o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

          o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

          o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

          o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

          o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

16.  SRH's share value is dependent upon its ability to generate net cash flows.


A substantial portion of any potential return on our common stock will be dependent upon SRH's ability to generate net cash flows. Should we not be able to operate our business at a net profit, there will be no return on shareholder's equity, and could well result in a loss in share value. No assurance can be given that SRH will be able to operate at a net profit over an extended period of time, or at all.

Use Caution Regarding Forward Looking Statements

You should not rely on forward-looking statements in this prospectus, because such forward-looking statements involve risks and uncertainties. We use the words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify these forward-looking statements. Prospective shareholders should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

SRH will receive up to $198,659.00 in proceeds from this offering. This offering involves the registration of 21,404,191 shares of common stock. Of that, 1,538,291 shares are already issued to Axia Group, Inc., and SRH will receive no proceeds from the registration of those shares. Axia Group, Inc., intends to distribute a portion (approximately 1/3rd) of those shares as a dividend distribution to its shareholders, on a pro-rata basis at no charge. We intend to sell the remaining 19,865,900 shares to the public at $0.01 per share, resulting in $198,659.00 in proceeds, if fully subscribed, from this registration. We will use these funds in the following manner:

          1. $20,950 paying costs of offering (estimated cost is $40,950, of which $10,000 has been paid and is reflected in our books as of June 30, 2001, and $10,000 subsequently has been contributed by the founders as paid in capital toward these expenses).


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



          2. $178,659 paying operational expenses through the full 18-month term of this business plan, discussed in the following section.

                         DETERMINATION OF OFFERING PRICE

In determining the offering price, we considered our financial condition and prospects, market prices of similar securities, and the financial and operating information underlying our plans. From this, we determined that the $0.01 per share would adequately reflect the value of our securities.

                                    DILUTION

"Dilution" describes the difference between an offering price and the net tangible book value per share immediately after completing the offering. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing shareholders is lower than the offering price of shares offered to new investors.

The degree to which dilution impacts new investor equities depends on the subscription level of the offering, which is the number of shares sold as a percentage of the number of shares offered. In this case, we are offering for sale 19,865,900 shares. If all shares offered are sold, the offering will be 100% subscribed. Similarly, if 10,000,000 shares are sold, the offering will be approximately 50% subscribed. Subscription level is referenced in the table, below.

As of June 30, 2001, the net tangible book value of our common stock was ($2,296.00). Since that date, our founders have provided an additional $10,000 in funds to offset offering costs. The additional funds have been treated as paid in capital on our books, bringing our net tangible book value to $7,704.00, or approximately $0.0005 per share, based on 15,538,291 shares outstanding prior to this offering.


Book Value as of Last Audit                         ($2,296.00)

Additional Paid in Capital since Last Audit          $10,000.00

Current Book Value                                    $7,704.00

Existing shares outstanding                          15,538,291

Current Book Value per Share                            $0.0005

Immediately upon completion of this offering, if investors purchased 100% of all shares offered (the offering would be 100% subscribed), the net tangible book value of our shares will increase to $175,413.00, or $0.0050 per share, representing a $0.0051 increase in book value to existing shareholders without any additional investment on their part. In this situation, you will incur an immediate $0.0033 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering.

Similarly, if 75% subscribed, the net tangible book value of our shares will increase to $125,748.25, or $0.0041 per share, representing a $0.0036 increase in book value to existing shareholders without any additional investment on their part. In this situation, you will incur an immediate $0.0059 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering.

If 50% subscribed, the net tangible book value of our shares will increase to $76,083.50, or $0.0030 per share, representing a $0.0025 increase in book value to existing shareholders. At the 50% subscription level, you would incur an immediate $0.0070 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering.

And if 25% subscribed, the net tangible book value of our shares will increase to $26,418.75, or $0.0013 per share, representing a $0.0008 increase in book value to existing shareholders. In this situation, you will incur an immediate $0.0087 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering. The following table shows this impact of dilution at various subscription levels.

                                                                           Subscription Level
                                                            100%                75%                50%                 25%
--------------------------------------------  ------------------  -----------------  -----------------  ------------------
New Shares Sold                                       19,865,900         14,899,425          9,932,950           4,966,475

Net Proceeds from Sale (at $0.01   per share         $167,709.00        $118,044.00         $68,380.00          $18,715.00
less offering costs)

Projected Book Value                                 $175,413.00        $125,748.25         $76,083.50          $26,418.75

Projected Shares Outstanding                          35,404,191         30,437,716         25,471,241          20,504,766

Projected Book Value per Share                            0.0050             0.0041             0.0030              0.0013

Increase in Book Value per Share for                     $0.0045            $0.0036            $0.0025             $0.0008
Existing Shareholders

Dilution of Shares Purchased in This                     $0.0050            $0.0059            $0.0070             $0.0087
Offering
--------------------------------------------  ------------------  -----------------  -----------------  ------------------

After completion of this offering, if fully subscribed, new investors will own approximately 56% of the total number of shares then outstanding, for which they will have made a cash investment of $198,659.00, or $0.01 per share. Existing shareholders will own 44% of the then outstanding shares, for which they will have paid, in cash, services, and other assets, $15,538.29, or $0.001 per share.

                            SELLING SECURITY HOLDERS

While there are no selling security holders, Axia Group, Inc. proposes to offer, as a stock dividend at no cost to its shareholders, 537,982 of its 1,538,291 shares of SRH's stock in a pro rata distribution. The 1,538,291 shares owned by Axia Group, Inc. represents less than ten-percent (9.9%) of the now issued and outstanding shares of SRH. After the offering, Axia Group will own 1,066,756 shares of SRH. Only a portion of the shares owned by Axia Group, Inc. are being distributed to its shareholders in this offering.

                              PLAN OF DISTRIBUTION.

A portion of the shares being registered will be distributed to Axia Group, Inc., shareholders as a stock dividend. Axia Group, Inc., anticipates distributing approximately 537,982 shares (as of August 10, 2001) of $0.001 par value common voting stock of SRH to its shareholders in a pro rata distribution of the shares at no cost to its shareholders. The record date for the distribution is planned for fifteen (15) days after the effective date of this prospectus. Axia Group, Inc., will retain 1,000,309 shares, totaling 1,538,291, of the shares registered from this registration that will generate no proceeds to SRH. We plan to sell to investors the remaining shares registered by this prospectus under the following distribution plan.

We plan on offering to sell a maximum of 19,865,900 shares of our common stock to the public at a purchase price of one cent ($0.01) per share. The offering will be made on a self-underwritten basis, meaning we will sell shares through our officers and directors without an underwriter and without any selling agents. The offering will be made on a continuous basis for nine (9) months following the effective date of this registration certificate, at which point the offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $198,659.00, if fully subscribed. No commissions or other fees will be paid, either directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment nor minimum number of shares that must be sold in this offering. Any money we receive immediately will be appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares offered under this plan through our officers and directors. Our officers and directors will contact individuals and corporations with whom there is an existing or prior pre-existing business or personal relationship and will offer to sell them our common stock. Our offers and directors will receive no commission from the sale of any shares. Our officers and directors will not register as a broker-dealer, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance of Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuers's securities and not be deemed to be a broker-dealer. The conditions are that:

          1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

          2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

          3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

          4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

               a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

               b. Is not a broker or dealer, or an associated person of a broker or a dealer, within the preceding twelve (12) months; and

               c. Does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not subject to disqualification, are not being compensated in connection with this offering, and are not associated with a broker-dealer. Moreover, our officers and directors have not during the past twelve months, and will not within the next twelve months, offer or sell securities for another corporation. Our officers and directors intend to contact persons with whom they have a past or current personal or business relationship and solicit them to invest in this offering.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must:

          o    Execute and deliver to us a subscription agreement; and,

          o Deliver to us a check or certified funds for us to either accept or reject.

All checks for subscriptions must be made payable to:

                  Services Rated Here, Inc.,
                  690 Berkmar Circle, 3rd Floor
                  Charlottesville, Virginia 22901

Right to reject subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reasons or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber without interest or deductions. We will accept or reject subscriptions within two (2) business hours after we receive the executed subscription agreement and check or certified funds for the subscription.

Regulation M of the Securities Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker- dealer or dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not intend to engage in any stabilizing activities.

The shares of common stock represented by the offering are not presently registered pursuant to Section 12 of the Securities Exchange Act of 1934. Once the SEC declares this offering effective, the shares of comon stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons constitute SRH's executive officers and directors as of the date of this prospectus:

     Name                        Age          Position
     Todd Zinkwich               30           President, Secretary, Treasurer,
                                              and Director
     Eric T. Landis              35           Director

     Kimberly Jacobson           40           Director

No other person is expected to make a significant contribution to SRH who is not an executive officer or director of SRH.

All executive officers are elected by the board and hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of SRH's common stock as of June 30, 2001, with respect to: (i) each person known to SRH to be the beneficial owner of more than five percent of SRH's common stock; (ii) all directors; and (iii) directors and executive officers of SRH as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 30, 2001, there were 15,538,291 shares of common stock issued and outstanding.

   Title of Class            Name and Address            Nature of                 Amount of          Percent
                                                         Ownership                 Ownership         of class
  -----------------    ---------------------------   ---------------             -------------     -----------
    Common Stock              T-Zink, Inc. (1)         common stock                5,500,000           35.4%
 ($0.001 par value)
  -----------------    ---------------------------   ---------------             -------------     -----------
    Common Stock         Weston Partners, LLC. (2)     common stock                5,500,000           35.4%
 ($0.001) par value
  -----------------    ---------------------------   ---------------             -------------     -----------
    Common Stock             Kimberly Jacobson         common stock                3,000,000           19.3%
 ($0.001) par value
  -----------------    ---------------------------   ---------------             -------------     -----------
    Common Stock              Axia Group, Inc.         common stock                1,538,291            9.9%
 ($0.001) par value
  -----------------    ---------------------------   ---------------             -------------     -----------
    Common Stock        All Directors and Executive      Legal and                14,000,000           90.1%
 ($0.001) par value         Officers as a Group         Beneficial
  -----------------    ---------------------------   ---------------             -------------     -----------


(1) Founder Todd Zinkwich is an officer, director and shareholder in T-Zink, Inc.
(2) Founder Eric T. Landis is an officer, director and shareholder in Weston Partners, LLC.

                            DESCRIPTION OF SECURITIES

General

SRH's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, of which 15,538,291 are issued and outstanding as of June 30, 2001. There are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

The shares of common stock offered are presently restricted under Rule 144. Following the effective date of this offering, the 1,538,291 shares will be freely transferable and will be distributed pro rata to Axia's shareholders. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of SRH, the holders of common stock are entitled to share equally and ratably in the assets of SRH, if any, remaining after the payment of all debts and liabilities of SRH and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with SRH's common stock, except those generally provided under state law.

SRH has not paid any cash dividends, since inception on February 23, 2001, and does not anticipate doing so in the near future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on SRH's earnings, capital requirements, financial condition and other relevant factors. No assurances can be made that any cash or non-cash dividends will be paid on the common stock in the future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in SRH.


Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for SRH by Gerald Einhorn, esq., an attorney licensed in the state of New York.

Experts

The financial statements of SRH from February 23, 2001 (date of inception) through June 30, 2001 included in this prospectus have been audited by Parks, Tschopp, Whitcomb & Orr, Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

SRH's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. SRH's bylaws provide that it will indemnify and hold harmless each person who was, or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of SRH, or is or was serving at the request of SRH as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 1, 2001, SRH board authorized the issuance of the following shares of its $0.001 par value common stock:

          o    5,500,000 shares to T-Zink, Inc.,

          o    5,500,000 shares to Weston Partners, LLC,

          o    3,000,000 shares to Kimberly Jacobson

In this action, the board authorized the issuance of 14,000,000 shares of SRH common stock at a price of $0.001 per share. The relationship of these persons, and the nature and amount of the transactions, are as follows:

T-Zink, Inc., is owned and managed by SRH officer and director Todd Zinkwich. For the 5,500,000 shares issues, SRH received $5,500, providing initial organizational funds. As a result of this initial stock issuance, Todd Zinkwich obtained a 35.4% beneficial interest in the common stock of SRH.

Weston Partners, LLC, is owned and managed by SRH officer and director Eric T. Landis. For the 5,500,000 shares issues, SRH received $5,500, providing initial organizational funds. As a result of this initial stock issuance, Eric Landis obtained a 35.4% beneficial interest in the common stock of SRH.

Kimberly Jacobson is a consultant, advising SRH on marketing and related plans. For the 3,000,000 shares issues, SRH is receiving consulting services. As a result of this initial stock issuance, Kimberly Jacobson obtained a 19.3% beneficial interest in the common stock of SRH.

On August 22, 2001, SRH authorized and entered into management service contract with Todd Zinkwich and Eric Landis to provide general, administrative, management, research, and marketing services for SRH over the next 18-months. The value of these management services of $108,000 is to be accounted on SRH's balance sheet as additional paid-in-capital. According to that contract, Mr. Zinkwich and Mr. Landis each commit to providing no less than 20-hours of services per week to SHR.

                           REPORTS TO SECURITY HOLDERS

SRH is not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Should SRH choose to create an annual report, it will contain audited financial statements. Following the approval of this offering, SRH intends to file all of its required information with the Securities and Exchange Commission ("SEC"). SRH plans to file its 10KSB, 10QSB and all other forms that are or may become applicable to SRH with the SEC.

The public may read and copy any materials that are filed by SRH with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The statements and forms filed by SRH with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at http://www.sec.gov.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                          SECTION II: OUR BUSINESS PLAN

                             DESCRIPTION OF BUSINESS

Business Overview

Services Rated Here, Inc., (SRH) was incorporated under the laws of the State of Nevada on February 23, 2001, and is an early developmental-stage company - we are currently developing our product offerings. To date, our only activities have been organizational, directed at raising capital, conducting market research, and developing our business plan. We have not commenced commercial operations. We have no full-time employees and own no real estate. Under our current business plan, we anticipate operating according to the following business model.

Once we begin offering our services to the public, SRH will be an Internet Directory Service. This business sector operates in manner similar to yellow page directory companies: content is free to consumers; revenues derive from sales of services, including website development and advertising, to businesses.

Consistent with this model, we will have two types of users: consumers and businesses. Our consumer users will use our service to find businesses offering products and services, much like looking for a business in the Yellow page, with some notable differences. We believe our service will help consumers to more easily find products for two reasons:

         (A) Our database will contain more information than is currently found in existing services, offering in a single source data typically found in Internet search engines, such as Yahoo.com, and that typically found in directory services, such as YellowPages.com.

         (B) The companies in our database will be "rated," offering consumers a means to evaluate the businesses based or prior customer satisfaction.

These features should allow consumers to more easily make an informed decision about businesses from which they are considering buying products or services. For example, imagine searching for a divorce attorney in Seattle, Washington. The Seattle Yellow Pages, and online directory services for that area, list more than 96-attorneys claiming this speciality, creating a blind, hit-or-miss purchase decision process. Significantly absent from existing services is enough information to help a consumer know which of those 96-attorneys should be called first, or which could be eliminated all together. Consumers should benefit from having access to more information, such as having product or service descriptions and having the benefit of prior customer comments and ratings.

We believe our consumer service should gain acceptance as a quality source for certain types of information. Establishing a quality consumer service enables us to help our business users reach better- qualified potential customers.

Our revenues will come from sales of services, including advertising, to business users. Sales of advertising services will allow businesses to deliver commercial messages to certain targeted consumers, or to expand on the information provided in their business listing. Other services will allow, among other things, businesses to have immediate feedback each time a consumer rates their service, essentially providing ongoing customer satisfaction studies that may be used to fine-tune their organization's performance.

We will compete with YellowPages.com type directory services, with Yahoo.com type search engines, and with their hardcopy counterparts. In comparison to these alternatives, we believe our services will be noteworthy, benefiting consumer and business users. We believe SRH will provide to consumers a superior search engine and also will provide to businesses a premium collateral-marketing tool.

If successful, SRH will set a new standard for Internet Directory Services. We expect to make our first online directory service available to the public by fourth quarter, 2002.

Industry Background

Recent dot-com failures have raised some concern as to the potential of certain eCommerce applications. The most visible of these failed dot-com'rs are those retailers that attempted to use the Internet as their only storefront. While pundits debate whether the Internet has gained enough momentum to replace traditional retail outlets, they remain convinced on at least one fact: the Internet has established itself as a viable collateral marketing tool. Internet directories, and other information service categories, will continue to enjoy the rapid growth of this emerging communications-medium.

The Internet is already a significant medium for information delivery. NUA Internet Surveys, a leading online source for Internet demographics and trends, reports that there were approximately 167-million Internet users in the United States and Canada as of July 2000. (How Many On-Line, NUA Internet Surveys, http://www.nua.net/surveys/how_many_online/index.html, November 2000.) Forrester Research estimates that North American eCommerce will exceed $3.5 trillion (U.S. dollars) by 2004. (See USD7 Trillion in Ecommerce Revenues by 2004 NUA Internet Survey, www.nua.net/surveys/index.cgi?f=VS&art_id=905355736, April 21, 2000.)

While recent dot-com failures show the effect of a general economic downturn on an emerging industry, long-term Internet revenue forecasts remain healthy.

Internet advertising will drive revenue growth. Business consultancy Price Waterhouse Coopers reports that "[w]hile the current U.S. economy and concerns about its effect on other markets may have dampened growth predictions for 2001, long-term spending prospects remain bright. Overall, the U.S. economy has experienced consistent annual increases despite the quarter-to-quarter volatility that has become a main feature of the new economy. [...] Double-digit Internet advertising and access spending growth will not only drive the U.S. market with a 14 percent [Compound Annual Growth Rate] by 2005, it will also be the fastest growing segment globally over the next five years." (See Global Media Industry to Reach $1.2 Trillion by 2005, p.1, Price Waterhouse Coopers, www.pwcglobal.com/images/e&m/2001BookRelease3.doc, June 6, 2001.)

This growth forecast suggests significant opportunities for online information services. While Internet only retail storefronts may remain a distant vision for eCommerce, the Internet remains a viable information access tool for a growing number U.S. and Canadian citizens and a viable information delivery tool for the businesses that serve them.


Areas of Operations

SRH intends to operate an Internet Directory Services in North America. We expect to organize operations into state directories. ServicesRatedInFlorida.com is our pilot program, in which we will develop and test our database and client-server technologies. From Florida, we expect to expand operations into Virginia, the remaining U.S. states, and Canada.

We currently own Internet name rights for ServicesRatedHere.com, ServicesRatedInFlorida.com, and ServicesRatedInVirginia.com, covering initial operations. With additional financing, we will acquire Internet name rights to the remaining states and Canada.

Internet Technology

In the section, below, entitled Implementation of Business Plan -- Milestones, we discuss how we anticipate developing our service into a commercially viable product. Our success depends on our ability to solve a consumer need in a way that the consumer will perceive as beneficial. Our solution is our product and, in the Internet world, the product is software, consisting of two-pieces: the client-side software piece (that which you see when you look at a webpage) and the server-side software piece (that which produces the webpage that you see). Moreover, our success depends on our ability to implement our solution using still emerging Internet client-server technologies. Two conditions impact our ability to achieve our goal.

The first condition pertains to the transitory nature of Internet technologies. Within the past few years, several technologies have dazzled developers with "potentials" only to fade away, replaced by newer ways of doing the same thing. The "fading away" even has a term, "depreciated," referring to obsolete ways of doing things on the Internet. For example, Hyperlink Text Markup Language, commonly known as HTML, one of the programming language that gives webpages their look, has now depreciated certain of its programming elements. Any software built around those elements will need to be rewritten, if they are to function properly in the future. Other examples are less clear, but a similar sea-change is likely. To what degree will DHTML, Javascript, Java Applets, and similar client-side technologies survive is unknown. Any software designed around depreciated technologies eventually will need to be rewritten, often at considerable costs.

The other condition is our design - capacity is inherent in design. Any successful software design requires certain elements, such as modular design and other object oriented programming concepts. Server-side software components that are "hard-wired" to features would need to be significantly rewritten, each time we change the features of our software. Design also assumes a development platform, imposing risks. Server-side components developed in, say Java Server Pages, sometimes called JSP, would need to be significantly rewritten, should JSP, or any of its components, become depreciated or should Internet server operating systems stop supporting programs written in JSP. Software rewrites are often costly.

Much of our efforts during the development stages, discussed in the Implementation of Business Plan -- Milestones section below, will be directed at developing a software solution that addresses all of these issues. Market research is helping us to develop a consumer solution likely to be perceived as beneficial. We will implement that solution into its software pieces using what we believe to be established development platforms. Our design will adhere to accepted development standards, particularly those that improve the portability and flexibility of our software. Successfully implemented, our software should have clearly recognized consumer advantages that will weather inevitable, and costly, shifts to be seen in Internet technologies.

Target Audiences

SRH has two market focuses. We must attract consumers to use our regional directory services. Our targeted consumer user is the rapidly growing base of Internet users, with well-documented demographics defining that group.

We also must attract businesses to use our services. Any business is a potential customer; however, our target market is focused. We will target those businesses that participate in industry sectors most likely to be of interest to our consumer users, to have an established pattern of advertising in similar media, to have at-least 20-employees, and to have an Internet presence. In most markets, this profile allows our sales plan to focus on as few as 6% of the businesses within that market as those most likely to generate revenues.

Advertising and Promotion

With the launch of our service, we expect to conduct two marketing programs appealing to our two-target audiences: the first program is a consumer advertising campaign designed to build market awareness; the second program is a business-to-business sales promotion designed to develop our revenue base.

In our initial product launch, discussed in section entitled Implementation of Business Plan: Milestones, below, ServicesRatedInFlorida.com will test consumer-advertising strategies in certain key markets. We anticipate employing radio, print, billboard, and Internet advertising, among other media choices. Key market advertising offers certain benefits, particularly important in measuring advertising effectiveness and Florida has several good test markets for our initial product launch. One example is the Miami-Ft. Lauderdale market (Dade-Broward counties). Representing some 26% of Florida population (U.S. Census Bureau estimate for 1999), it occupies less than 6% of the regional land area, mostly within a narrow, 100 square-mile (less than 1% of the regional land area) strip along the Atlantic Seaboard. We believe focusing ad budgets on this type of densely populated market would be more cost-effective than running a statewide campaign. Similarly, we believe measuring advertising effectiveness in this type of market would produce representative results at lower costs than measuring ads on a statewide basis. We expect to commence our consumer advertising campaigns in the last quarter of our business plan implementation period, discussed below (see Implementation of Business Plan: Milestones).

We simultaneously will begin telemarketing efforts to sell our services to potential business users within the same key markets. In a manner similar to key market advertising, we will segment the market to focus promotional efforts. For example, the Miami-Dade market has some 66-thousand business establishments (U.S. Census Bureau). While any business is a potential user of our services, in Miami fewer than 37- thousand (56%) of all business establishments offer products and services that potentially attract our target consumer-users; some 4-thousand of those are of the size of business that would favor our services.

Implementation of Business Plan: Milestones

Our business plan commences operations over an eighteen month period, divided into five-stages summarized as Organization, Research, Development, Software Testing, and Product Launch. In the discussion below, we refer to these business stages as milestones, identifying conditions that must be met for the next stage to begin.

Milestone ZERO, Organization: We have organized under Nevada laws and we have finalized our business plan. Between February 23, 2001, and June 30, 2001, we incurred a $17,296 operating loss, funded through initial proceeds from sales of founder shares to Todd Zinkwich and Eric Landis and from proceeds from a promissory note (attached to this prospectus).

Milestone ONE - Research: We expect that, within the first six months of operations under this business plan period, we will complete our market research and finalize our client-server software design. We anticipate incurring an operating loss of as much as $69,000 during this six-month research stage. Of that, $36,000 will be funded through additional paid in capital provided by the founders in the form of management services provided. We have adequate cash-on-hand to cover the remaining $33,000 in anticipated expenses.

Milestone TWO - Development: We will commence software development as soon as we complete our market research and software designs, which we expect to be by the beginning of our third-quarter of operations. Research efforts will continue, to the extent necessary to test design concepts. We anticipate incurring an operating loss of as much as $99,000 during this six-month development stage. Of that $36,000 will be funded through additional paid in capital provided by the founders in the form of management services provided. $11,454 will be funded from cash-on-hand, including $10,000 in retainers paid by founders, and $51,546 through from proceeds from this offering.

Milestone THREE - Software Testing: As soon as we can begin demonstrating our online services (our software), we will begin the testing stage. We will place our software systems under simulated, heavy- load conditions, measuring and improving system function and performance. During this phase, we also will begin showing our software to certain key-business users, establishing office facilities and hire our first full-time employee. During this stage, we also will schedule initial advertising media buys for our consumer advertising campaign. We expect to incur an operating loss of as much as $71,000 during this three-month test stage. Of that $18,000 will be funded through additional paid in capital provided by the founders in the form of services provided. The remaining $53,000 will be funded from proceeds of this offering.

Milestone FOUR - Product Launch: We expect to launch our product to the general public at the beginning of our sixth quarter of operations. During this stage, we will execute the key-market consumer advertising campaign and begin our business-user sales promotion, both discussed above (see Advertising and Promotions). Sales of website development services will continue to supplement revenues. We believe that this stage will be completed when we demonstrate reasonable profits from operations in our test-markets. We expect to incur an operating loss of as much as $103,000 during this three-month launch stage Of that $18,000 will be funded through additional paid in capital provided by the founders in the form of services provided. The remaining $85,000 will be funded from proceeds of this offering.

Competitive Overview

Services Rated Here, Inc., faces three levels of competitive pressures:

Our direct competitors are Internet Directory Services, such as yellowpages.com and yellow-page.net (See attached Partial List of Competitors). Direct competitors offer services that most directly compare to our offerings. As such, they are the companies against which we must istinguish our services.

We also face indirect competitive pressures from Internet Search Engines, such as yahoo.com and altavista.com. Although indirect competitors generally do not offer comparable services, several have contracted with our direct competitors to offer related services. Moreover, consumers searching for suppliers of certain products and services will often begin their search with one of the Internet Search Engines. This group of companies represents both potential customers (through content delivery contracts) and potential competitors (through contracts with our direct competitors).

Finally we face substitute competition from hardcopy directory services, such as Verizon and Southwest Bell. While hardcopy versions of directories appear to be a diminishing competitive threat, the companies offering these directories are likely new entrants into our sector, potentially increasing pressure from direct competitors (both Verizon and Southwest Bell offer online versions of their directories).

Partial List of Competitors

4GetNot Directory Services, Inc., www.4getnot.com, provides an online directory for contact information, from pager, mobile, and fax numbers to e-mail, home and work addresses. Users may find home, fax and cellular phone numbers, and web and email addresses on listed individuals and companies. 4GetNot offers four services: 4Free service lists user email addresses in their directory; 4Members service lists all user contact information in their directory; 4Business service lists business contact information and provides related website services; and Fundraising service is an affiliate program, allowing participating individuals to earn commissions for selling 4GetNot services.

BigBook, www.bigbook.com, also known as SuperPages.com, www.superpages.com, is a division of Verizon offering traditional phonebook services, including Yellow Pages, over the Internet.

Canada Yellow Pages, www.canadayellowpages.com, is the publisher of the five regional phone books in Canada, offering online versions of those services.

College Directory Publishing, Inc., www.campusdirectory.com, is a specialty publisher for college directories, which also offers online access to their directories.

Consolidated Communications Directories, www.ccdnet.com, is a publisher of phone books in 38 states and the U.S. Virgin Islands that also offers online access to their directories.

Directory Distributing Associates, Inc., www.ddai.com, is a distributor of telephone directories from the

United States, Mexico, and Canada.

PDS Phone Guide, www.pdsphoneguide.com, is a regional hardcopy phone directory publisher.

Phone Directories Company, Inc., www.phonedir.com, publishes telephone directories for Canada and the western United States offering online versions of their directories.

SmartPages.com, www.smartpages.com, is Southwest Bells Internet Directory
Service.


Southeast Directory Southeast Directory Services, www.southeastdirectory.com, publishes telephone directories in eastern Tennessee and western North Carolina.

Spanish Phone Directories, Inc. - publishes yellow pages in Spanish in Sacramento, Stockton, Modesto and Phoenix.

Sprint Yellow Pages Sprint Yellow Pages, www.sprintyp.com, is a publisher of phone directories, offering online versions of their directories.

Star S Publishing, Inc., www.star-s.com, is a regional phone directory publisher, offering online versions of their directories.

SuperPages.com, www.superpages.com, is a division of Verizon offering traditional phonebook services, including Yellow Pages, over the Internet.

University Directories University Directories, Inc., www.universitydirectoires.com, is an independent publisher of college campus directories.

US West Dex QuestDex.com, www.questdex.com, also known as USWestDex.com, is a phone directory publisher, also offering online access to their directories.

Valley Yellow Pages, www.valleyyellowpages.com, is a regional publisher of telephone directories in central California.

WorldPages.com, Inc., www.worldpages.com, is an Internet Directory Service.


Yellow-Page.net, www.yellow-page.net, is an Internet Directory Service.

YellowPages.com, www.yellowpages.com, is an Internet Directory Service.

Officers, Directors, and Advisory Board

Todd Zinkwich, 30, Officer, Founding Shareholder and Director. In this early development stage, Mr. Zinkwich serves as SRH's only officer (President, Secretary and Treasurer). From 1994 through 1998, Mr. Zinkwich served as an analyst for Merit Capital and Associates. In 1998, Mr. Zinkwich founded T Zink, Inc., specializing in capital advisory services and marketing to businesses. Mr. Zinkwich attended North Adams State College.

Eric T. Landis, 35, Manager, Founding Shareholder and Director. In this early development stage, Mr. Landis serves as a managing founder. From 1993 through

1995, Mr. Landis served as a senior analyst and management associate at Nations Bank. From 1995 through 1998, Mr. Landis served as a consultant in marketing and marketing research at Merit Capital and Associates. In 1998, Mr. Landis founded Weston Partners, specializing in structured financing, capital advisory services and marketing to businesses. Mr. Landis holds a BA in Economics from Duke University and an MBA in Finance and International Business from New York University.

Kimberly Jacobson, 40, Consultant, Shareholder and Director. Ms. Jacobson serves as a consultant. From 1993 to present, Ms. Jacobson has been employed as an educator at the Dade County Public School System, in Dade County, Florida. She received her Bachelor's Degree from Florida International University in 1988 and received her Masters from Barry University in 1991.

Employees

As of June 30, 2001, SRH had no full time employees, and three part-time employees.

Requirement of Government Approval

SRH is subject to the same federal, state and local laws as other companies conducting business on the Internet. Today, there are relatively few laws specifically directed toward online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations may be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy are uncertain. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. One or more states may attempt to impose such regulations upon SRH in the future, which could possibly harm SRH's business.

Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. Such new laws or regulations may cover issues such as content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. SRH cannot predict the impact, if any, that any future regulatory changes or development may have on its business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on SRH's business, financial condition and results of operations.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                      SECTION III: OUR FINANCIAL CONDITION

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our business plan for the next eighteen-months involves:

     o    Research (through which we are assessing consumer needs),

     o Development (in which we will implement a software solution to meet those needs),

     o Product testing (during which we will re-evaluate and refine software designs), and

     o Product launch (in which we will commence sales of our product in a regional market).

We discuss some of the details of our business plan in Section II, OUR BUSINESS PLAN, beginning on page 19 of this prospectus. This section discusses our management's views on, and analysis of, our current financial condition and our results from operations since inception on February 23rd, 2001. This discussion should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31st.

Expected Cash Requirements

On June 30, 2001 we had $33,954 in cash-on-hand. Subsequent to the June 30th financial statements, our founders transferred into SRH $10,000.00 to offset certain costs associated with this offering. We currently have minimal general and administrative costs. Most of those costs are paid (and will continue to be paid) under a service contract with our founders (the service contract is attached as an exhibit to this document). We currently have no revenues and do not expect any within the next 15-months. Accordingly, we expect to fund operations as follows:

Stage ONE through FOUR: Under a services contract, our founders have committed to provide certain general and administrative costs, the value of $18,000 per quarter ($108,000 for the six-quarters covered by this business plan) will be accounted for as paid-in-capital.

Stage ONE: We expect to incur $69,500 in operating losses in the first six-months of operations, our research stage, under this business plan. Of that, $36,000 will be covered by the service contract, discussed above. The remaining $32,500 in legal, accounting, and development costs either have been prepaid (in the form of retainers) or will be paid out of cash reserves.

Stage TWO: We expect to incur $99,000 in operating losses during the development stage, the next six- months, of our business plan. Of that $36,000 is covered by the service contract, discussed above. The remaining will be funded by cash reserves ($11,454) and by proceeds of this offering ($51,546).

Stage THREE: We expect to incur $70,650 in operating losses during the testing stage, the next three- months, of our business plan. Of that, $18,000 is covered by the service contract, discussed above. The remaining $52,650 will be funded by proceeds from this offering.

Stage FOUR: We expect to incur $120,450 in operating losses during the launch stage, the last three- months, of our business plan. Some portion of those expenses may be offset by revenues; however, for the purposes of this forecast, we have assumed the need to fund all operating costs. Of our projected operating costs for our launch stage, $18,000 is covered by the service contract, discussed above. The remaining $84,450 will be funded by proceeds from this offering.

In total, we anticipate funding $340,600 in operating costs over the course of the next six (6) quarters covered by this business plan. Of that, 13% ($43,954) will be paid through cash reserves made available by the founders; an additional 32% ($108,000) will be funded through services provided by our founders over the course of this business plan. This offering funds the remaining 55% ($188,646) of our projected costs.

Product Research and Development

We are currently conducting market research that will enable us to develop and refine our product design. By January, 2002, we expect to have finalized our research and to begin developing our software and database. In total, we expect to invest $167,500 in researching and developing our product over the next twelve-months of our business plan. Of that, $51,546 in proceeds from this offering will be used to fund research and development efforts, The remaining $115,954 will be funded by cash-on-hand and through additional paid-in-capital provided by our founders, most of which we will receive in the form of services.

Expected Purchase or Sale of Plant and Equipment

We have no plant or equipment. Existing equipment needs are met through our service contract with Todd Zinkwich and Eric Landis. We expect that, by our fifth-quarter of operations, we will need to acquire certain computer equipment for operations; however, considerably all of our computer equipment needs are expected to be covered through service contracts with Internet Service Providers. Our budget for acquisition of additional equipment, scheduled for fifth-quarter, is $6,000.

Expected Changes in Number of Employees

We currently have no full-time and three part-time employees. All legal, accounting, and software development staffing needs will be met through contract, covering our first twelve-months of operations. We anticipate hiring our first full-time employee, a support-staff position, in our fifth-quarter of operations under this business plan and hiring sales staff in our sixth-quarter of operations.

                             DESCRIPTION OF PROPERTY

SRH has no interests in, and has no expectation to acquire, any real estate within the eighteen-months of operations covered by this business plan.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

SRH currently has no public trading market. In an effort to provide some liquidity for SRH's shareholders and create a public market for its securities, SRH intends to file a Form 15c2-11 so that it may obtain a listing on the NASDAQ over the counter bulletin board upon this offering becoming effective. However, we can provide no assurance that SRH will obtain a listing on the NASDAQ over the counter bulletin board or that a public market for SRH's securities will develop even if a listing on the

NASDAQ over the counter bulletin board is obtained.


Record Holders

As of June 30, 2001, there were approximately 4 shareholders of record holding a total of 15,538,291 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

SRH has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on SRH's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit SRH's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of SRH during the period from inception (February 23, 2001) through June 30, 2001. The following table and the accompanying notes provide summary information for the fiscal year 2001 concerning cash and non-cash compensation paid or accrued by our founders, Todd Zinkwich, SRH's chief executive officer since inception on February 23, 2001.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation                                  Long Term Compensation
                               -------------------------------------   -------------------------------------------------------------
                                                                                    Awards                            Payouts
                                                                       ------------------------------      -------------------------
                                                                         Restricted        Securities
     Name and                   Salary     Bonus       Other Annual         Stock          Underlying        LTIP         All Other
    Principal         Year       ($)        ($)        Compensation       Award(s)           Options       payouts      Compensation
     Position                                               ($)              ($)             SARs(#)         ($)             ($)
-----------------    -------   --------   ------       -------------   ------------       -----------      ---------   -------------
T. Zinkwich           2001      36,000      n/a             n/a             $0.00              n/a          $0.00           $0.00


Todd Zinkwich receives $36,000 in annual compensation for his services provided as an officer of the SRH. This compensation is covered under a management services contract and paid as additional paid in capital on SRH balance sheet.

Eric Landis receives $36,000 in annual compensation for his services provided as a managing founder of the SRH. This compensation is covered under a management services contract and paid as additional paid in capital on SRH balance sheet.

Kimberly Jacobson has received 3,000,000 in shares for her participation as a consultant to SRH for the first two years of our operations, covered by this business plan.

Compensation of Directors

SRH's directors are currently not compensated.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with SRH's Accountants on accounting and financial disclosure.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                              FINANCIAL STATEMENTS

As used herein, the term "Company" refers to Services Rated Here, Inc., a Nevada corporation otherwise indicated. SRH's financial statements for the period from inception (February 23, 2001) through March 31, 2001 are attached hereto as pages F-1 through F-8, and are incorporated herein by this reference.

                                    CONTENTS


                                                                        Page No.

Independent Auditors Report.................................................F-2

Balance Sheets..............................................................F-3

Statements of Operations....................................................F-4

Statements of Shareholders Equity...........................................F-5

Statements of Cash Flows....................................................F-6

Notes to the Financial Statements...........................................F-7





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                                       F-1

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                          Certified Public Accountants
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751
                         telephone number (407) 875-2760
                            fax number (407) 875-2762




                          Independent Auditors' Report



The Board of Directors
Services Rated Here, Inc.:

We have audited the accompanying balance sheet of Services Rated Here, Inc. (a development stage company) as of June 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from February 23, 2001 (date of inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Services Rated Here, Inc. (a development stage company), as of June 30, 2001 and the results of its operations and its cash flows for the period from February 23, 2000 (date of inception) through June 30, 2001, in conformity with generally accepted accounting principles.



/s/ Parks, Tschopp, Whitcomb & Orr, P.A.
-------------------------------------------


July 22, 2001

                            Services Rated Here, INC.
                          (A Development Stage Company)

                                  Balance Sheet
                                  June 30, 2001

                                     Assets

Current Assets:
     Cash On Hand                                                      $33,954
                                                                       -------
Total Assets                                                           $33,954
                                                                       =======

                      Liabilities and Stockholders' Equity

Liabilities:
     Notes Payable (note 2)                                            $36,250
                                                                       -------
Total Liabilities                                                      $36,250
                                                                       -------

Stockholders' Equity:
     Common Stock, $0.001 par value. Authorized: 200,000,000 shares;
          Issued and outstanding 15,000,000 shares                     $15,000
     Additional Paid in Capital                                              -
     Deficit accumulated during the development stage                  $17,296
                                                                       -------
Total Stockholders' Equity                                             ($2,296)
                                                                      --------

Total Liabilities and Stockholders' Equity                             $33,954
                                                                       =======


    The accompanying notes are an integral part of these financial statements



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                            SERVICES RATED HERE, INC.
                          (A Development Stage Company)

                             Statement of Operations

                Period from February 23, 2001 (date of inception)
                              through June 30, 2001


Revenues:                                                         -
                                                            -------

Costs and Expenses:
     Product development and marketing                            -
     General and Administrative                             $17,296
                                                            -------
Total Costs and Expenses                                    $17,296
                                                            -------

Net Loss                                                  ($17,296)


    The accompanying notes are an integral part of these financial statements



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                            SERVICES RATED HERE, INC.
                         (A Developmental Stage Company)

                  Statement of Changes in Stockholders' Equity

                Period from February 23, 2001 (Date of Inception)
                              through June 30, 2001

                                             Common Stock            Additional
                                                                      Paid-in       Accumulated
                                        Shares         Amount         Capital         Deficit             Total
                                   --------------- ------------- ----------------- ---------------- -----------------
Shares Issued to Founders               11,000,000       $11,000                 -                -           $11,000

Shares issued to Director                3,000,000         3,000                 -                -             3,000

Shares issued for services               1,000,000         1,000                 -                -             1,000

Net loss                                         -             -                 -         (17,296)          (17,296)
                                   --------------- ------------- ----------------- ---------------- -----------------

Balance June 30, 2001                   15,000,000       $15,000                 -        ($17,296)          ($2,296)
                                   --------------- ------------- ----------------- ---------------- -----------------




    The accompanying notes are an integral part of these financial statements



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                                       F-5

                            SERVICES RATED HERE, INC.
                         (A Developmental Stage Company)

                             Statement of Cash Flows

                Period from February 23, 2001 (Date of Inception)
                              through June 30, 2001


Cash Flows From Operating Activities:
     Net Loss                                                       $(17,296)
     Adjustments to reconcile net loss to net cash provided by
          Operating activities:
               Common stock issued for services                        4,000
                                                                ------------
Net cash used in operating activities                               (13,296)
                                                                ------------

Cash Flows From Financing Activities:
     Proceeds from notes payable                                      36,250
                                                                ------------
Net cash provided by financing actitivies                             36,250
                                                                ------------

Cash Flows From Investing Actitivties:
     Proceeds from sale of stock                                      11,000
                                                                ------------
          Net cash provided by investing actities                     11,000
                                                                ------------

Net Increase In Cash                                                  33,954

Cash at February 23, 2001 (date of inception)                              -
                                                                ------------

Cash at June 30, 2001                                                $33,954
                                                                ============



    The accompanying notes are an integral part of these financial statements

                            SERVICES RATED HERE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2001

(1)      Summary of Significant Accounting Policies

         (a)      The Company and Nature of Development Stage Operations

                  Services Rated Here, Inc. (the Company) is a Nevada corporation formed in February 2001 for the purpose of creating and operating a website where consumers will have the ability to view how others have rated a particular business or professional. The Company will be selling listings, web pages and other benefits to businesses and professionals.

         (b)      Property and Equipment

                  Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

         (c)      Income Taxes

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amount so existing assets and liabilities an their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

         (d) Financial Instruments Fair Value, Concentration of Business and Credit Risks

                  The carrying amount reported in the balance sheet for cash and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

         (e)      Use of Estimates

                  Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                            SERVICES RATED HERE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)


         (f)      Cash Flows

                  For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three-months of less to be cash equivalents.

(2)      Notes Payable

         Notes payable are non-interest bearing and due on demand.




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                                       F-8

                        Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by SRH. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of SRH since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

SRH's bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of SRH's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with SRH.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of SRH's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with SRH.

Section 78.751 of the Nevada Revised Statutes states the following:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon

                                  Part II -- 1
     application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;
         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Other Expenses of Issuance and Distribution

                                  Part II -- 2

The following table sets forth the estimated expenses of this offering, all of which will be paid by SRH:


SEC Registration Fee                                         $150.00

Legal Fees and Expenses                                    30,000.00

Accounting Fees and Expenses                                2,000.00

Printing and Engraving Expenses                               300.00

Transfer Agent and Registrar Fees and Expenses              8,000.00

Miscellaneous                                                 500.00

Total Estimated Expenses of This Offering                 $40,950.00

Recent Sales of Unregistered Securities

On June 15, 2001, SRH issued 11,000,000 shares of common stock to founders Todd Zinkwich and Eric Landis for cash pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there were two offerees for cash; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction;
(4) there were no subsequent or contemporaneous public offerings of the stock;
(5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.

On June 15, 2001, SRH issued 3,000,000 shares of common stock to Kimberly Jacobson for services pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there was one offeree; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.

On June 15 and July 15, 2001, SRH issued a total of 1,538,291 shares of common stock to Axia Group, Inc., for services pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there was one offeree; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.


Index to Exhibits


                                  Part II -- 3

Exhibit
Number   Page   Description

3(i)     II-7   Articles of Incorporation of Services Rated Here, Inc., a Nevada
                corporation, filed with the State of Nevada on February 23, 2001

3(ii)    II-11  By-laws of SRH adopted on January 23, 2001

5        II-22  Legal Opinion Letter

10(i)    II-25  Consulting Agreement with Kimberly Jacobson

10(ii)   II-26  Advisory Agreement with Axia Group Inc.

10(v)    II-33  Promissory Notes for $36,250

10(vi)   II-39  Management Services Agreement with founders

23(i)    II-40  Consent of Independent Certified Public Accountant.

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       SRH will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the

                                  Part II -- 4
                  securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                  Part II -- 5

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on September 27, 2001.

                                 Services Rated Here, Inc.


                                  /s/ Todd Zinkwich
                                 -----------------------------------------------
                                 Todd Zinkwich, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                                   Title       Date





 /s/ Kimberly Jacobson              Director       September 27, 2001
-----------------------
Kimberly Jacobson




 /s/ Todd Zinkwich                  Director       September 27, 2001
-------------------------
Todd Zinkwich



 /s/ Eric Landis                    Director       September 27, 2001
-----------------------------
Eric T. Landis







                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                  Part II -- 6

                                  Exhibit 3(i)

                            ARTICLES OF INCORPORATION
                                       OF
                            SERVICES RATED HERE, INC.


         The undersigned incorporator, desiring to form a corporation under the laws and constitution of the State of Nevada, does hereby adopt the following Articles of Incorporation:

         FIRST.  The name of the Company is Services Rated Here, Inc.

         SECOND. The resident agent and registered office located within the State of Nevada is:

                  LaVonne Frost
                  711 South Carson St. Suite 1
                  Carson City, Nevada 89701

                           I hereby accept my appointment as resident agent of
the corporation:

                           /s/ LaVonne Frost
                          -----------------------
                           LaVonne Frost

         THIRD. This corporation is formed for the purpose of transacting any lawful business, or promoting or conducting any legitimate act, object or purpose, under and subject to the laws of the State of Nevada.

         FOURTH. The aggregate number of shares which the corporation is authorized to issue is Two Hundred Million (200,000,000) shares of common stock, having a par value of $0.001each. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter brought before the corporation's shareholders for their vote or consent to action.

         The capital stock of the corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the corporation. No paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

         The shareholders shall not possess any cumulative voting rights.

         FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Nevada Corporations Code. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.

         SIXTH, No holder of any class of the corporation's capital stock shall have any preemptive or preferential right to purchase or subscribe for any of the corporation's shares (of any class), whether

                                  Part II -- 7
issued or unissued, nor any right to purchase or subscribe for any other securities which the corporation may now or hereafter be authorized to issue.

         SEVENTH. To the fullest extent allowed by Nevada law, no shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition or a change in control of the corporation.

         EIGHTH. The Board of Directors shall consist of no fewer than one member and no more than seven members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

                  Todd Zinkwich
                  P.M.B. 211
                  4044 Lake Mary Boulevard
                  Suite 104
                  Lake Mary, FL  32746

                  Eric Landis
                  690 Berkmar Circle
                  Charlottesville, Va 22901

                  Octavian Chiriac
                  55 Glenbrook Road, # 4
                  Stamford, Ct. 06902


         NINTH. To the fullest extent permitted by Nevada law, no officer or director shall be personally liable to the corporation or to its shareholders for money damages. If the laws of the state of Nevada are amended after the adoption of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the laws of the state of Nevada, as so amended. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation which existed at or before the time of such repeal or modification.

         TENTH. The initial bylaws of the corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws-or to adopt new bylaws-shall be vested in the board of directors, except as may be otherwise specifically provided by law or in the bylaws.

         ELEVENTH. Meetings of shareholders shall be held at such place within or without the state of Nevada as may be provided by the corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the corporation, by the board of directors or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at such meeting.

         Any action otherwise required or allowed to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders owning at least a majority of the voting power.


                                  Part II -- 8

         TWELFTH. To the fullest extent permitted by Nevada law or any other applicable law as may hereafter be amended, the Corporation shall indemnify its directors and executive officers. The corporation may indemnify employees, fiduciaries, and agents to the extent provided in the bylaws or as authorized by the board of directors.

         THIRTEENTH. To the fullest extent permitted by Nevada law, these Articles of Incorporation may be amended by a simple majority of the shares entitled to vote on such amendment.

         FOURTEENTH. The name and address of the Incorporator of the corporation is as follows:

                  Todd Zinkwich
                  P.M.B. 211
                  4044 Lake Mary Boulevard
                  Suite 104
                  Lake Mary, FL  32746

     IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies that the facts stated herein are true, this ---- day of February, 2001.


                /s/ Todd Zinkwich
                ----------------------------
                Todd Zinkwich, Incorporator and Director


                /s/ Eric Landis
                ----------------------------
                Eric Landis, Director


                /s/ Octavian Chirac
                --------------------------
                Octavian Chiriac, Director





NOTARIZATION OF SIGNATURE OF INCORPORATOR AND DIRECTOR

State of Florida           )
County of Seminole         )

On this 7th day of February, 2001 Todd Zinkwich personally appeared before me, a notary public, who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as the Incorporator and a Director of Services Rated Here, Inc..

S                    ______________/s/________________________
                                   ---
E                    Notary Public
A
L                    ______________________________________

                                  Part II -- 9

                              My Commission Expires

NOTARIZATION OF SIGNATURE OF DIRECTOR

State of Florida           )
County of Seminole         )

On this 8th day of February, 2001 Eric Landis personally appeared before me, a notary public, who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as a Director of Services Rated Here, Inc..

S                        ______________/s/_____________________
E                        Notary Public
A
L                        ______________________________________
                         My Commission Expires

NOTARIZATION OF SIGNATURE OF DIRECTOR

State of Connecticut       )
County of Fairfield        )

On this 10th day of February, 2001 Octavian Chiriac personally appeared before me, a notary public, who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as a Director of Services Rated Here, Inc..

S                       ________________/s/______________________
E                       Notary Public
A
L                       ______________________________________
                        My Commission Expires




                                  Part II -- 10

                                  Exhibit 3(ii)

                                     BYLAWS
                                       OF
                            Services Rated Here, Inc.

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.
                -------------------------------

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: 690 Berkmar Circle 3/F, Charlottesville, Va. 22901. The Corporation may have such other offices, either within or outside the State of Virginia as the Corporation's board of directors (the "Board") may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.
                -------------

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.
                -------------

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or outside the State of Virginia which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.
                ---------------

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 2002, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president, or vice president, or secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be

                                  Part II -- 11
sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.
                ----------------

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or any other executive officer of the corporation, by the Board or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at such meeting. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.
               ---------------------------------------

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.
                ---------------

Whenever any shareholder entitled to vote does not attend any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.
              ----------

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock held and represented, either in person or by written proxy, at such meetings unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.
                ---------


                                  Part II -- 12

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.
                --------------------

The actions taken at any meeting of shareholders, either annual or special, however called and however notice thereof may be given, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy at such meeting, and if, either before of after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a written consent to the holding of such meeting, or a written approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the meeting minutes.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent shall be filed with the corporate minutes.

                                    ARTICLE 3
                               Board of Directors

Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Nevada corporate law concerning action to be authorized or approved by the shareholders (and subject to the duties of directors as prescribed in these bylaws) all corporate powers shall be exercised by or under the authority of the Board, and the business and affairs of the corporation shall be controlled by the Board. Without limiting such general powers, it is hereby expressly declared that the Board shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation; to prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or with these bylaws; to fix their compensation; and to require from them security for faithful service.


                                  Part II -- 13

B. To conduct, manage and control the affairs and business of the Corporation; and to make such rules and regulations therefor as they deem best, which are not inconsistent with the law, the Articles, or these bylaws.

C. To change the principal office for the transaction of business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Florida, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Florida for holding any shareholders' meeting or meetings; to adopt, make and use a corporate seal; to prescribe the forms of stock certificates; and to alter the form of such seal and certificates from time to time, as in their judgment they deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful. By way of illustration and without limiting other lawful consideration which the Board may consider, the Board may issue stock in consideration of any of the following: money paid or to be paid; labor or services rendered or to be rendered; debts or securities canceled or to be canceled; tangible or intangible property received or to be received; or as a dividend to the Corporation's shareholders.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt, as well as securities therefor.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in managing the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number Of Directors.
                -------------------

The authorized number of directors for the Corporation is not less than one (1) nor more than seven (7).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.


                                  Part II -- 14

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.


                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.
                -----------------

Regular meetings of the Board shall be held at any place within or without the State of Florida which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided that if the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president or, if he is absent or unable or unwilling to act, by any vice president, or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours before the time of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment.
                ---------------------

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

                                  Part II -- 15

Section 4.06 -- Waiver Of Notice.
                ----------------

Any meeting of the Board, however called, however noticed, or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as herein provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 4.10 -- Action Without A Meeting.
                ------------------------

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the discretion of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section


                                  Part II -- 16

5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or until his successor is appointed and qualified.




Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.
                -----------------------

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein. Unless otherwise specified in the resigning officer's written notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.
                ---------------------

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.

Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board (if there be one), at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee (if any). He shall have the general powers

                                  Part II -- 17
and duties of management usually vested in the office of the president of a corporation, and he shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.
                --------------

If the president is absent or disabled, the senior vice president of the corporation as ranked by the Board (or if not ranked, the vice president designated by the Board), shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the responsibilities of and restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.



Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation. Such share register may be kept at the corporation's principal office or at the office of its duly designated transfer agent.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name of and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an accounting of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.


                                  Part II -- 18

                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future to pay any dividend or distribution, to make an allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of shares. In such cases, only shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate. Such records shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make copies. Demand of inspection other than at a shareholders' meeting shall be made in writing, delivered to the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, and all notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

Section 6.05 -- Contracts: How Executed.
                -----------------------

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or to execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.
                ---------------------

                                  Part II -- 19

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president or secretary or assistant secretary of the Corporation is authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any shares of any other corporation standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or by power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during regular office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Board that indemnification of the director or officer is proper in the circumstances because the officer or director has met the standard of conduct stated herein to justify indemnification. Such determination shall be made by any one of the following: (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the written opinion of independent legal counsel hired by the Board, regardless of whether or not a quorum of disinterested directors is obtainable, or (3) by the stockholders.

                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.
                ---------------------

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power, or by the written consent of such shareholders.

Section 7.02 -- Power Of Directors.

                                  Part II -- 20

Subject to the rights of the shareholders in Section 7.01 above, all bylaws other than a bylaw (or amendment thereof) changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned hereby certifies that he is the President of the Corporation named at the outset in these bylaws; that the foregoing bylaws were duly and regularly adopted by the Corporation's board of directors at a meeting of said Board duly held on the 23rd day of January, 2001, and that the foregoing bylaws are now in full force and effect.

         DATED this 23rd day of January, 2001.


             /s/ Todd Zinkwich
           -----------------------
             President




                                  Part II -- 21

                                 Gerald Einhorn
                                 Attorney-At-Law
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone (801) 575-8073, Ext. 158
                            Facsimile (801) 575-8092


August 22, 2001


Board of Directors
Services Rated Here, Inc.
690 Berkmar Circle, 3rd Floor
Charlottesville, Virginia 22901

Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as special counsel for Services Rated Here, Inc., a Nevada corporation (the"Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the"Commission") under the Securities Act of 1933, as amended, (the"Act") of a registration statement on Form SB-2 (the "Registration Statement"). This opinion relates to the registration and issuance of 21,404,191 Shares of the Company's common stock, par value $0.001 per share ("Shares"), for which the Company's Board of Directors has authorized the filing of the Registration Statement on Form SB-2 with the Commission. In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the Shares.

This opinion letter ("Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the"Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

In connection with preparation of this Opinion, I have examined the following:

     o    The Company's Articles of Incorporation and Bylaws;

     o    The Registration Statement;

     o The authorization and approval, dated August 1, 2001, by the Company's Board of Directors of the Shares and Registration Statement;

     o Such other documents deemed necessary for the purposes of this Opinion.

Additionally, I have made such investigations of federal law as I have considered necessary to form a basis for this Opinion. This Opinion is qualified


                                  Part II -- 22
by the scope of the document review specified herein and I make no representations as to the sufficiency of my investigation for this Opinion. I further expressly except from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement is available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been:

     o Duly and validly authorized, in that as of the date of this opinion the number of shares to be issued is not greater than the number of shares authorized by the certificate of incorporation and that the shares are of a type that is permitted under the laws of the State of Nevada;

     o Validly issued, in that as of the date of this opinion the Company's directors have duly authorized the issuance of the shares, no agreement prevents the Company from issuing the shares and the form of stock certificate is proper; and

     o Fully paid and non-assessable, in that prior to issuing the shares, the Company will receive the consideration necessary, which is permissible consideration for the shares offered and the purchaser of shares does not have the right to tender the shares to the Company and receive in return the amount he paid in.

This opinion is based upon and subject to the qualifications and limitations specified below:

     o In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued thereunder will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock, has been or will be paid in full and actually received by the Company before the shares are issued.

     o I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

     o In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all

                                  Part II -- 23
          documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents were duly authorized, that all documents are legal, valid and binding on the parties and all corporate records are complete.

     o I have assumed that the Company is satisfying the substantive requirements of Form SB-2 and I expressly disclaim any opinion regarding the Company's compliance therewith, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Registration Statement.

     o I am admitted to practice law in New York State, not in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion relates to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the within opinion. I expressly except from this opinion any view as to whether or to what extent a Nevada court or any other court would apply Nevada law, or that of any other jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

     o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date. I assume no responsibility to advise you of any subsequent changes or developments which might affect the opinion.

Further, this opinion is limited to the Company complying with the pertinent provisions of the Act and such "blue sky" and securities laws as may be applicable, including the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement until such time as the Registration Statement becomes effective.

I hereby consent to use of this opinion as an exhibit to the Registration Statement. It may not be used in whole or in part for any purpose without my prior written consent.

Sincerely,

/s/Gerald Einhorn
----------------------------






                                  Part II -- 24

                              CONSULTING AGREEMENT


         This agreement ( the "Agreement") is made this 15th day of May, 2001, by and between Kimberly Lynn Jacobson ("Consultant"), an individual, and Services Rated Here, Inc. ("Company"), a Nevada corporation.

         WHEREAS, Consultant has experience and skills beneficial to Company and Company desires to retain Consultant to advise and assist Company in its business on the terms and conditions set forth below

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Advisor agree as follows:

         Company hereby retains Consultant, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist Company in evaluating and implementing Company's business plan. Consultant shall allocate time as she deems necessary to provide the Services.

         This Agreement shall have a term of twenty-four (24) months, commencing with the Effective Date.

         Company agrees to pay Consultant a flat fee for the Services ("Advisory Fee") by way of the delivery by Company of three-million (3,000,000) restricted shares of the common stock of Company. Consultant will not receive any cash compensation for her services.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


Company:                                  Consultant:
Services Rated Here, Inc.                 Kimberly Lynn Jacobson
A Nevada Corporation                      An Individual


By:    /s/ Todd Zinkwich                  By:    /s/Kimberly Lynn Jacobson
     -------------------------------      -------------------------------------
Name: Todd Zinkwich, President, CEO       Name: Kimberly Lynn Jacobson








                                  Part II -- 25

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT ( the "Agreement") is made this 28th day of February, 2001, by and between Axia Group, Inc. ("Advisor"), a Nevada corporation, and Services Rated Here, Inc. ("Company"), a Nevada corporation with its offices located in Charlottesville, Virginia.

         WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

         WHEREAS, Company desires to retain Advisor to advise and assist Company in its development on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Advisor agree as follows:

1. Engagement
         Company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist Company in:

     n)   review and consult in its business, growth, and competitive strategy;

     o) review and consult in its proposed operations and general business and financial issues to the degree to which they may impact SEC registration efforts;

     p)   analyze, consult in, and revise its proposed business plan;

     q)   examine its corporate books, records, and financial reports;

     r)   review and consult in developing actionable business plan milestones;

     s) electronically file with SEC (EDGAR) the SB-2 document and attachments; and,

     t)   perform related clerical tasks.

         (These tasks are collectively referred to in this agreement as the "Services.") The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

2. Term
         This Agreement shall have an initial term of twelve (12) months (the "Primary Term"), commencing with the Effective Date. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

                                  Part II -- 26

3.        Time and Effort of Advisor

          Advisor shall allocate time and Advisor's Personnel as i deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by Company as a result of advice provided by Advisor or Advisor's Personnel.

4.       Compensation
         Company agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the delivery by Company of one-million five-hundred thirty-eight thousand two-hundred ninty-one (1,538,291) restricted shares of the common stock of Company, as an initial fee, these shares shall be delivered within seven (7) days after the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof.

5.       Other Services
         If, Company enters into a merger or exchanges securities with, or purchases the assets or enters into a joint venture with, or makes an investment in a company introduced by Advisor ( an "Asset or Business Opportunity"), Company agrees to pay Advisor a fee equal to ten percent (10%) of the value of each Business Opportunity introduced by Advisor and acquired or otherwise participated in by Company (collectively referred to herein, in each instance, as the "Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in restricted shares of Company's common stock or in kind if an acquisition is made at Company's option, if paid in cash the Transaction Fee shall be reduced to five percent (5%).

6.       Registration of Shares
         Company agrees that any shares issued to satisfy a Fee hereunder may be registered by Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by Company at Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

7. Costs and Expenses
         All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services or for the settlement of debts shall be paid by Company, or Advisor shall be reimbursed if paid by Advisor on behalf of Company, within ten (10) days of receipt of written notice by Advisor, provided that Company must approve in advance all such expenses in excess of $500 per month.

                                  Part II -- 27

8. Place of Services
         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and Company.

9. Independent Contractor
         Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of Company. Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10. Rejected Asset Opportunity or Business Opportunity
         If, during the Primary Term of this Agreement or any Extension Period, Company elects not to proceed to acquire, participate or invest in any Asset or Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense Company may have incurred reviewing such transaction, such Asset or Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Asset or Business Opportunity for its own account, or submit such Asset or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Asset or Business Opportunity, or Company's subsequent purchase or financing with such Asset or Business Opportunity in circumvention of Advisor

11. No Agency Express or Implied
         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between Company and Advisor, or employee and employer as between Advisor's Personnel and Company.

12. Termination
         Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty
         (30) days written notice under the following conditions:

(A) By Company.
   ----------

                                  Part II -- 28

          (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

          (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

          (iii) At Company's option without cause upon 30 days written notice to Advisor; or

(B) By Advisor.

          (i) If Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

          (ii) If Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

          (iii) If Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

          (iv) If Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

          (v) If any of the disclosures made herein or subsequent hereto by Company to Consultant are determined to be materially false or misleading.

         In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by Company for the reasons set forth in A(i) and (ii) above, Company shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion

                                  Part II -- 29
         of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13. Indemnification
         Subject to the provisions herein, Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14. Remedies
         Advisor and Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.      Miscellaneous

     (A) Subsequent Events. Advisor and Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

     (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.


                                  Part II -- 30

     (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

(i) In the case of Company:             Services Rated Here, Inc.
                                        690 Berkmar Circle, 3rd Floor
                                        Charlottesville, Virginia 22901

                                        Telephone: (941) 346-9201

                                        Telefax: (208) 955-5692

                                        Attention: Todd Zinkwich, Pres. & CEO

(ii) In the case of Advisor:            Axia Group, Inc.
                                        268 West 400 South, Suite 300
                                        Salt Lake City, Utah 84101
                                        Telephone:        (801) 575-8073
                                        Telefax:          (801) 575-8092
                                        Attention: Richard D. Surber, President

                  or to such other person or address designated in writing by Company or Advisor to receive notice.

     (G) Headings. The section and subsection headings i this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (H) Governing Law. This Agreement was negotiated an is being contracted for in Salt Lake County, Utah, and shall be governed by the laws of the State of Utah, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

     1. Enforcement of Provisions. Any action to enforc the provisions of this contract shall be commenced in any court of jurisdiction within Salt Lake County, Utah.

     (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements,


                                  Part II -- 31
          promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (L) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (M) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (N) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

Company:                                             Advisor:
Services Rated Here, Inc.                            Axia Group, Inc.
A Nevada Corporation                                 A Nevada Corporation


By: /s/ Todd Zinkwich                          By: /s/ Richard D. Surber
--------------------------------------       ----------------------------------
Name: Todd Zinkwich, President, CEO          Name: Richard D. Surber, President





                                  Part II -- 32

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, Services Rated Here, Inc., a Nevada Corporation ("Maker"), promises to pay to Kimberly Jacobson, an Individual ("Holder"), or order, twenty-thousand dollars ($20,000.00).

         1. Due Date. The principle on the obligation represented hereby shall be repaid in full on or before January 31 , 2003. The obligation shall be deemed paid when a certified check for the full amount of the note plus interest is delivered, either in person or through certified mail, to the Maker, or order.

         2. Interest. The obligation shall bear simple interest which shall be at the rate of 3% per annum, accruing on the last day of each calendar quarter, commencing May 14, 2001, with the entire unpaid interest payable on or before the due date of this note, as specified in paragraph 1, above.

         3.Prepayment. Advance payment or payments may be made on the principal, without penalty or forfeiture. There shall be no penalty for any prepayment.

         4. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

         (a) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

         (b) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

         5. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.


                                  Part II -- 33

         6. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Florida.


         Dated this 14th day of May, 2001.



                Services Rated Here, Inc.


                  /s/
                ----------------------------------
                by: Todd Zinkwich, president





                                  Part II -- 34

                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, Services Rated Here, Inc., a Nevada Corporation ("Maker"), promises to pay to John Cyr, an Individual ("Holder"), or order, fifteen-thousand dollars ($15,000.00).

     1. Due Date. The principle on the obligation represented hereby shall be repaid in full on or before January 31 , 2003. The obligation shall be deemed paid when a certified check for the full amount of the note plus interest is delivered, either in person or through certified mail, to the Maker, or order.

     2.Interest. The obligation shall bear simple interest which shall be at the rate of 3% per annum, accruing on the last day of each calendar quarter, commencing June 26, 2001, with the entire unpaid interest payable on or before the due date of this note, as specified in paragraph 1, above.

     3. Prepayment. Advance payment or payments may be made on the principal, without penalty or forfeiture. There shall be no penalty for any prepayment.

     4.Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

     (a)Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

     (b)An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

     5. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.


                                  Part II -- 35

     6. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Florida.


         Dated this 26th day of June, 2001.



                 Services Rated Here, Inc.


                   /s/
                 ------------------------------------------------------
                 by: Todd Zinkwich, president




                                  Part II -- 36

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, Services Rated Here, Inc., a Nevada Corporation ("Maker"), promises to pay to Todd Zinkwich, an Individual ("Holder"), or order, twelve hundred fifty dollars ($1,250.00).

         1. Due Date. The principle on the obligation represented hereby shall be repaid in full on or before January 31 , 2003. The obligation shall be deemed paid when a certified check for the full amount of the note plus interest is delivered, either in person or through certified mail, to the Maker, or order.

         2. Interest. The obligation shall bear simple interest which shall be at the rate of 3% per annum, accruing on the last day of each calendar quarter, commencing June 26, 2001, with the entire unpaid interest payable on or before the due date of this note, as specified in paragraph 1, above.

         3.Prepayment. Advance payment or payments may be made on the principal, without penalty or forfeiture. There shall be no penalty for any prepayment.

         4. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

         (a) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

         (b) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

         5. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.


                                  Part II -- 37

         6. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Florida.


         Dated this 26th day of June, 2001.



                              Services Rated Here, Inc.


                                /s/
                              ---------------------------------------
                              by: Eric Landis, Treasurer








                                  Part II -- 38

                              MANAGEMENT AGREEMENT

         This agreement ( the "Agreement") is made this 1st day of June, 2001, by and between Todd Zinkwich, and Individual, and Eric Landis, an Individual, (hereinafter "Consultants") and Services Rated Here, Inc. (hereinafter "Company"), a Nevada corporation.

         WHEREAS, Consultants have experience and skills beneficial to Company and Company desires to retain Consultants to advise and assist Company in its business on the terms and conditions set forth below

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Consultants agree as follows:

         Company hereby retains Consultants, effective as of the date hereof and continuing until December 31, 2002, to assist Company in developing and implementing Company's business plan. Consultants shall allocate no less than 20-hours per week to provide their services. Consultants shall pay all general, administrative, and other costs associated with their services.

         Company agrees to pay Consultants a flat fee of $18,000 per quarter for their services by way of the crediting Company Shareholder Equity for the full value of the flat fee as additional paid-in-capital - Consultants will not receive any cash compensation for their services.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


Consultant:                                Consultant:
Todd Zinkwich                              Eric Landis
An Individual                              An Individual


By:   /s/                                  By:   /s/
    ---------------------------------     ----------------------------
Name: Todd Zinkwich, as an Individual      Name: Eric Landis, as an Individual

Company:
Services Rated Here, Inc.
A Nevada Corporation


By:   /s/
    ---------------------------------
Name: Todd Zinkwich, President, CEO

                                  Part II -- 39

Parks, Tschopp, Whitcomb & Orr, P.A.
Certified Public Accountants
2600 Maitland Center Parkway, Suite 330
Maitland, Florida 32751
telephone number (407) 875-2760
fax number (407) 875-2762






The Board of Directors
Services Rated Here, Inc.:



We consent to the use of our report dated July 27, 2001 in the Registration Statement on Form SB-2 and related Prospectus of Services Rated Here, Inc. for the registration of its common stock, and to the reference to our firm under the heading "Experts" therein.


                /s/ Parks, Tschopp, Whitcomb & Orr, P.A.



Maitland, Florida












                                  Part II -- 40